Exhibit 3.1

CERTIFICATE OF VALIDATION
OF
BROOKLYN IMMUNOTHERAPEUTICS, INC.

Pursuant to Section 204 of the
General Corporation Law of the State of Delaware

Brooklyn ImmunoTherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1.
The defective corporate acts that are the subject of this Certificate of Validation are (a) the Corporation’s issuance of shares of its common stock, par value $0.005 per share (“Common Stock”), from 15,000,000 to 100,000,000 shares on each of the dates and in the amounts set forth in the table below (collectively, the “Putative Stock Issuances”) and (b) an amendment to the certificate of incorporation of the Corporation (the “Certificate of Amendment”) filed with the Secretary of State on March 25, 2021 at 4:02 p.m. (Eastern time) that purported to increase the number of authorized shares of Common Stock from 15,000,000 to 100,000,000:

Number of Shares of Common Stock	Date of Issuance
39,991,625	March 25, 2021
56,041	April 26, 2021
700	May 7, 2021
302,358	May 14, 2021
330,813	May 17, 2021
384,615	May 18, 2021
53,909	May 19, 2021
50,000	May 26, 2021
300	May 28, 2021
202	June 1, 2021
300	June 3, 2021
442,622	June 7, 2021
500,000	June 8, 2021
563,776	June 9, 2021
527,808	June 29, 2021
7,022,230	July 16, 2021

2.
The Certificate of Amendment and the Putative Stock Issuances constitute defective corporate acts under Section 204 of the Delaware General Corporation Law (the “DGCL”) by reason of a “failure of authorization” as defined in Section 204 of the DGCL because (a) the Certificate of Amendment was adopted contrary to a disclosure set forth in a proxy statement soliciting the stockholder vote on said amendment and (b) if the Certificate of Amendment was void or voidable by reason of such defect in authorization, the Putative Stock Issuances exceeded the number of shares of Common Stock the Corporation was authorized to issue.

3.
The Putative Stock Issuances and the Certificate of Amendment were duly ratified in accordance with Section 204 of the DGCL pursuant to resolutions adopted by the Corporation’s Board of Directors at meetings held on June 30, 2021 and July 12, 2021. The Putative Stock Issuances and the Certificate of Amendment were duly ratified in accordance with Section 204 of the DGCL pursuant to resolutions adopted by the Corporation’s stockholders at a meeting of stockholders held on September 3, 2021.

4.
Pursuant to Section 204(e)(3)a.(x) of the DGCL, the name, title and filing date of the certificate previously filed and any certificate of correction thereto is the Certificate of Amendment of Certificate of Incorporation of the Corporation as filed with the Secretary of State on March 25, 2021 at 4:02 p.m. (Eastern time).

5.
Pursuant to Section 204(e)(3)a.(y) of the DGCL, the certificate of amendment of certificate of incorporation as previously filed with the Secretary of State on March 25, 2021 at 4:02 p.m. (Eastern time) is attached hereto as Exhibit A.

In Witness Whereof, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer as of September 3, 2021.

/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President

Exhibit A

CERTIFICATE
OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF
NTN BUZZTIME, INC.

NTN Buzztime, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1.
This Certificate of Amendment (the “Certificate of Amendment”) hereby amends the Corporation’s Restated Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of lncorporation”) as set forth herein.

2.	The first sentence of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is 101,000,000 shares, of which 100,000,000 shares shall be Common Stock, par value $.005 per share, and 1,000,000 shall be Preferred Stock, par value $.005 per share.”

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 25 th day of March 2021.

NTN Buzztime, Inc.

/s/ Allen Wolff
Name: Allen Wolff
Title: Chief Executive Officer